UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

September 19, 2005

TANKLESS SYSTEMS WORLDWIDE, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

NEVADA	000-27549	88-0362112
(STATE OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

7650 East Evans Road, Suite C

Scottsdale, Arizona 85260

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(480) 609-7575

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Election of Directors.

The Registrant has announced the addition of two new directors to its Board of Directors.  Effective September 19, 2005, Kenneth R. Pinckard and Mark D. Chester join the Board as part of the management team selected to move the Registrant into a more formidable player in the tankless water heater industry.

Kenneth Pinckard, age 59, is a licensed attorney in the State of Arizona and an entrepreneur whose career has included extensive experience in startup ventures, corporate acquisitions, turn-arounds and reorganizations, corporate finance, real estate, tax and bankruptcy matters.  Mr. Pinckard is a graduate of the University of Texas in Austin with a degree in accounting and the University of Houston with a degree in law.

Mark Chester, age 44, is a licensed attorney in the State of Arizona and former Chairman of the State Bar’s Securities Regulation Section and its Executive Council.  He practices in Scottsdale at the law firm of Chester & Shein, P.C., which focuses on business and real estate transactions and litigation.  Mr. Chester was formerly a shareholder at the Phoenix law firm of Gallagher and Kennedy where he represented local businesses, broker-dealers and homebuilders in arbitration, state and federal court, and administrative agency cases.  He is a member of the Board of Arbitrators for the National Association of Securities Dealers and has served on numerous arbitration panels in a variety of securities industry disputes.  Mr. Chester currently has matters before the SEC, NASD, the Arizona Securities Division and the NYSE.  He received his B.S. in commerce at the University of Virginia and his J.D. from the Arizona State College of Law with honors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANKLESS SYSTEMS WORLDWIDE, INC.

By:   /s/ Thomas Kreitzer

Thomas Kreitzer, Chief Executive Officer

Dated:  September 19, 2005